EXHIBIT 99.1

Hexcel Reports 2005 Third Quarter Results

    STAMFORD, Conn.--(BUSINESS WIRE)--Oct. 24, 2005--Hexcel
Corporation (NYSE/PCX: HXL):

    Third Quarter 2005 Highlights

    -- Net sales up 5.1% to $276.6 million compared to the third quarter of 2004 with commercial aerospace up 7.1%

    --  Gross Margin of 21.1% compared to 20.9% in third quarter of
        2004

    -- Operating income up 22.3% to $27.4 million or 9.9% of net sales before reflecting $15.8 million in litigation settlement expense, $1.9 million in related legal costs and $1.0 million in secondary offering transaction costs. Operating income in third quarter of 2004 was $22.4 million or 8.5% of net sales (before special items)

    -- Total debt, net of cash, decreased by $20.8 million to $414.0 million

    Hexcel Corporation (NYSE/PCX: HXL) today reported results for the third quarter of 2005. Net sales for the quarter were $276.6 million, 5.1% higher than the $263.1 million reported for the third quarter of 2004. Quarterly operating income was $8.7 million, after reflecting a litigation settlement expense of $15.8 million, $1.9 million in related legal costs and $1.0 million in transaction costs related to the secondary offering of common shares. Reflecting the impact of these special items, net income for the quarter was $1.1 million compared to net income of $4.3 million in the third quarter of 2004. The non-cash expense related to deemed preferred dividends and accretion was $11.8 million compared to $3.2 million in the third quarter of 2004 and included a $10.1 million charge related to the August 2005 conversion of mandatorily redeemable convertible preferred stock in connection with the secondary offering of common stock. The resulting net loss available to common shareholders for the quarter was $10.7 million, or $0.17 per diluted common share, compared to net income of $1.1 million, or $0.03 per diluted common share, for the third quarter of 2004.

    Chief Executive Officer Comments

    "Despite a Boeing strike and the push-out in the A380 production schedule, we managed to deliver top line growth over the prior year for the 11th quarter in a row. With the strike resolved, A380 production soon to pick up and the official launch of the new Airbus A350, we expect our growth trend to continue well into the future." said Chairman, President and CEO, Mr. David E. Berges. "Despite high oil and energy prices, this was the best third quarter gross margin in 7 years as we solved many of our second quarter ramp-up problems by September. The quarter did have two significant special items. First, with rising legal costs, we decided to settle two previously disclosed carbon fiber litigation matters during the quarter, subject to final review and approval by the Department of Justice (Civil Division) and the U.S. District Court. Second, the Company incurred expenses related to the secondary offering and conversion of the mandatorily convertible preferred stock. Excluding these special items, we again delivered great leverage to the bottom line as the Company would have reported net income of $19.8 million for the quarter, up $11.7 million on $13.5 million of incremental sales."

    Third Quarter 2005 Business Highlights

    Commercial Aerospace

    -- Commercial aerospace sales grew by 7.1%, benefiting from scheduled increases in aircraft production in 2006 at Boeing and Airbus. The complexity of the supply chain makes it difficult to quantify the sales impact in the quarter of the Boeing strike and the push out of initial A380 deliveries, but both clearly moderated revenue growth in the quarter and increased inventories. Inventories are expected to normalize in the fourth quarter, 2005.

    -- R&T expenses are up 20% for the September 2005 year-to-date period compared to the same period in 2004 as Hexcel continues its intense effort to support product development and selection processes related to the Boeing 787 and Airbus A350.

    Industrial

    -- Strong year-on-year sales growth of our glass prepreg and other composites products to the wind turbine market continued due to record installations and share gains.

    -- Sales of reinforcement fabrics used in ballistic applications were comparable to the prior quarter, but lower than the surge levels seen last year. Funding priorities, contract transitions and civil vest program uncertainties make the outlook difficult to predict, but we do not currently anticipate a return to 2004 surge levels.

    -- Carbon fiber availability continues to limit sales to recreational and industrial applications. Nevertheless sales to recreation were up 4.4% compared to the third quarter 2004, in part due to price.

    Space & Defense

    -- Sales increases across a wide range of programs in all geographic areas, particularly European and U.S. helicopter programs, led to a 21.6% growth in Space and Defense revenues for the quarter compared to the third quarter of 2004.

    -- The Defense Acquisition Board approved the V-22 Osprey to enter into full production. While production will not increase in the near term, the decision confirms the long term potential of what is a significant platform for Hexcel products.

    Impact of Oil and Energy Prices

    -- The impact of higher energy costs may have some negative macro economic effects on the global economy and travel, but offers Hexcel long-term growth opportunities. Higher fuel costs improve the economics for new, lighter weight composite intensive aircraft. Higher energy prices also improve the demand and the public interest in renewable sources of energy such as wind.

    -- Increases in oil prices have had a minimal impact on resin raw material prices during the quarter. Resin purchases equate to about 5% of the Company's revenues. The more significant resin requirements needed to support long-term aerospace contracts have matching long-term pricing agreements to limit risk.

    -- With the impact of higher oil prices and the hurricanes, energy costs started to rise again in the quarter and are expected to rise further in the fourth quarter. While an unwelcome trend, Hexcel's 2005 September year-to-date total energy purchases represent less than 3% of total revenues for the period.

    Hexcel will host a conference call at 10:00 P.M. EDT, tomorrow, October 25, 2005 to discuss the third quarter results and respond to questions. The telephone number for the conference call is (719) 457-2604 and the confirmation code is 8148755. The call will be simultaneously hosted on Hexcel's web site at www.hexcel.com/investors/index.html. Replays of the call will be available on the web site for approximately three days.

    Hexcel Corporation is a leading advanced structural materials company. It develops, manufactures and markets lightweight, high-performance reinforcement products, composite materials and composite structures for use in commercial aerospace, space and defense, electronics, and industrial applications.

    Disclaimer on Forward Looking Statements

    This press release contains statements that are forward looking, including statements relating to anticipated trends in the market segments the Company serves (including increases in production of commercial aircraft, increased composite penetration of commercial aircraft, the growth in revenues from wind energy applications and the trend in revenues from soft body armor applications), the outlook for energy costs, quarterly interest expense, and the Company's focus on generating cash. Actual results may differ materially from the results anticipated in the forward looking statements due to a variety of factors, including but not limited to changing market conditions, increased competition, product mix, inability to achieve planned manufacturing improvements and cost reductions, conditions in the financial markets and changes in currency exchange rates. Additional risk factors are described in the Company's filings with the SEC. The Company does not undertake an obligation to update its forward-looking statements to reflect future events.


Hexcel Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
----------------------------------------------------------------------
                                                 Unaudited
                                     ---------------------------------
                                      Quarter Ended  Nine Months Ended
                                      September 30,     September 30,
(In millions, except per share data)   2005    2004     2005     2004
----------------------------------------------------------------------
Net sales                            $276.6  $263.1   $878.5  $ 798.1
Cost of sales                         218.2   208.2    683.7    627.1
----------------------------------------------------------------------
 Gross margin                          58.4    54.9    194.8    171.0
  % Gross Margin                       21.1%   20.9%    22.2%    21.4%

Selling, general and administrative
 expenses (a) (b)                      26.9    28.6     79.9     81.5
Research and technology expenses (b)    6.0     5.6     19.5     16.3
Business consolidation and
 restructuring expenses                 1.0     0.6      1.8      2.0
Other expense, net (c)                 15.8     1.5     15.1      3.0
----------------------------------------------------------------------
  Operating income                      8.7    18.6     78.5     68.2

Interest expense (d)                    7.4    12.0     26.7     36.3
Non-operating expense, net                -       -     40.9      0.6
----------------------------------------------------------------------
 Income before income taxes             1.3     6.6     10.9     31.3
Provision for income taxes (e)          1.4     2.3      8.6     10.9
----------------------------------------------------------------------
 Income (loss) before equity in
  earnings                             (0.1)    4.3      2.3     20.4
Equity in earnings of affiliated
 companies                              1.2       -      2.6      0.8
----------------------------------------------------------------------
 Net income                             1.1     4.3      4.9     21.2
Deemed preferred dividends and
 accretion (f) & (g)                  (11.8)   (3.2)   (16.4)    (9.4)
----------------------------------------------------------------------
 Net income (loss) available to
  common shareholders                $(10.7) $  1.1   $(11.5) $  11.8
----------------------------------------------------------------------
Net income (loss) per common share (h):

 Basic                               $(0.17) $ 0.03   $(0.20) $  0.30
 Diluted                             $(0.17) $ 0.03   $(0.20) $  0.23

Weighted-average common shares (h):
 Basic                                 62.4    39.4     56.9     39.2
 Diluted                               62.4    42.6     56.9     91.5
----------------------------------------------------------------------

(a) Includes in the third quarter of 2005, $1.9 million of legal fees and expenses associated with the two litigation matters and $1.0 million of transaction costs related to the secondary offering of common shares. Includes in the third quarter of 2004, a $2.3 million provision against accounts receivable from Second Chance Body Armor, Inc., a ballistics customer that filed for protection under Chapter 11 of the U.S. Bankruptcy Code during the quarter.
(b) The presentation of research and technology expenses has been changed to include certain new product qualification costs that were previously reported under selling, general and administrative expenses. Prior periods have been reclassified to conform to this presentation.
(c) Relates to an accrual of $15.8 million during the third quarter of 2005 for the settlement of litigation matters.
(d) The reduction in interest expense reflects the benefits of lower interest rates as a result of the Company's debt refinancing which occurred during the first quarter of 2005. (Refer to Table F)
(e) The Company recorded a tax provision of $1.4 million for the third quarter of 2005 primarily reflecting taxes on income of its foreign subsidiaries. The Company continues to adjust its tax provision rate through the establishment, or release, of a non-cash valuation allowance attributable to currently generated U.S. and Belgian net pre-tax income (losses). This practice will continue until such time as the U.S. and Belgian operations, respectively, have evidenced the ability to consistently generate income such that in future years management can reasonably expect that the deferred tax assets can be utilized. While the performance of the Company's U.S. operations has improved significantly in recent quarters, the Company needs to evidence sustained performance in its reported results before it can conclude to reverse some or all of its valuation allowance. Until such time as it reverses the valuation allowance, the Company will continue to report earnings without a tax provision on its U.S. pre-tax income (losses). At such time that the Company reverses the valuation allowance, it will start to record a provision for income taxes on its U.S. income and as a result its tax provision rate shall increase to more normalized levels.
(f) Includes in the third quarter of 2005, a $10.1 million charge arising from the conversion of mandatorily redeemable convertible preferred stock in connection with the Company's secondary offering of its common stock in August 2005.
(g) Fourth quarter of 2005 deemed preferred dividends and accretion is estimated to be $1.4 million. If the remaining mandatorily redeemable convertible preferred stock converts in the first quarter of 2006, the Company shall incur a non-cash charge of $12.6 million.
(h) Due to the special items charged during the third quarter of 2005 (see notes (a), (c), and (f) above), the impact of the conversion of the mandatorily redeemable convertible preferred stock, restricted stock units and stock options into shares of common stock in the computation of diluted earnings per share were anti-dilutive for the quarter ended September 30, 2005 and, as such, the basic weighted average common share count of 62.4 million was used in the diluted earnings per share computation. Refer to Table E for further information relating to basic and diluted net income (loss) per share.


Hexcel Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
----------------------------------------------------------------------
                                                  Unaudited
                                       -------------------------------
(In millions, except per share data)   September June 30, December 31,
                                        30, 2005   2005       2004
----------------------------------------------------------------------
Assets
Current assets:
Cash and cash equivalents              $   12.3  $   18.5   $    57.2
Accounts receivable, net (a)              161.8     176.4       153.5
Inventories, net (b)                      160.5     154.6       144.2
Prepaid expenses and other current
 assets                                    15.7      13.7        18.4
----------------------------------------------------------------------
Total current assets                      350.3     363.2       373.3

Property, plant and equipment             718.8     705.8       734.0
Less accumulated depreciation            (451.1)   (441.7)     (447.4)
----------------------------------------------------------------------
Net property, plant and equipment         267.7     264.1       286.6

Goodwill                                   75.5      75.7        78.3
Investments in affiliated companies        14.3      14.0         5.5
Other assets                               34.9      36.3        33.1
----------------------------------------------------------------------
Total assets                           $  742.7  $  753.3   $   776.8
----------------------------------------------------------------------

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Notes payable and current maturities
 of capital lease obligations          $    3.9  $    5.4   $     1.0
Accounts payable (c)                       86.0      90.8        94.8
Accrued liabilities (d)                   108.9      92.6       120.2
----------------------------------------------------------------------
Total current liabilities                 198.8     188.8       216.0

Long-term notes payable and capital
 lease obligations                        422.4     447.9       430.4
Other non-current liabilities              65.2      65.8        64.3
----------------------------------------------------------------------
Total liabilities                         686.4     702.5       710.7

Mandatorily redeemable convertible
 preferred stock, 0.125 shares of
 series A and 0.125 shares of series B
 authorized, 0.071 shares of series A
 issued and outstanding at September
 30, 2005; and 0.101 shares of series A
 and 0.047 shares of series B issued
 and outstanding at June 30, 2005 and
 December 31, 2004 (e)                     64.3      95.0        90.5

Stockholders' equity (deficit):
Preferred stock, no par value, 20.0
 shares authorized, no shares issued
 or outstanding                               -         -           -
Common stock, $0.01 par value, 200.0
 shares authorized, 70.0 shares issued
 at September 30, 2005, 56.3 shares
 issued at June 30, 2005 and 55.0
 shares issued at December 31, 2004         0.7       0.6         0.5
Additional paid-in capital                374.4     338.3       334.5
Accumulated deficit                      (358.9)   (360.0)     (363.8)
Accumulated other comprehensive income
 (loss)                                    (8.8)     (7.7)       18.4
----------------------------------------------------------------------
                                            7.4     (28.8)      (10.4)
Less - Treasury stock, at cost, 1.5
 shares at September 30, 2005 and June
 30, 2005 and 1.4 shares at
 December 31, 2004                       (15.4)    (15.4)      (14.0)
----------------------------------------------------------------------
Total stockholders' equity (deficit)      (8.0)    (44.2)      (24.4)
----------------------------------------------------------------------
Total liabilities and stockholders'
 equity (deficit)                      $  742.7  $  753.3   $   776.8
----------------------------------------------------------------------
(a) The third quarter 2005 revenues are seasonally lower due to the European vacation period, resulting in a reduction in accounts receivable as of September 30, 2005.
(b) Inventories increased in the third quarter of 2005, partly due to the Boeing strike in September.
(c) Third quarter 2005 accounts payable balances are also seasonally lower due to the European vacation period, resulting from a reduction in raw material purchases in the quarter compared to the second quarter.
(d) Accrued liabilities increased primarily due to the $15.8 million litigation settlement accrual in the third quarter, 2005.
(e) All outstanding shares of series B mandatorily redeemable convertible preferred stock were converted to common stock in August 2005.


Hexcel Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
----------------------------------------------------------------------
                                                Unaudited
                                    ----------------------------------
                                     Quarter Ended  Nine Months Ended
                                     September 30,    September 30,
(In millions)                         2005    2004    2005     2004
----------------------------------------------------------------------

Cash flows from operating activities
Net income                          $  1.1  $  4.3   $   4.9  $  21.2
Reconciliation to net cash provided
 by operating activities:
  Depreciation                        11.4    12.4      35.5     38.9
  Amortization of debt discount and
   deferred financing costs            0.5     0.9       1.7      2.6
  Deferred income taxes (benefit)      0.7    (0.4)      1.0     (0.5)
  Business consolidation and
   restructuring expenses              1.0     0.6       1.8      2.0
  Business consolidation and
   restructuring payments             (0.8)   (1.0)     (1.9)    (3.8)
  Equity in earnings of affiliated
   companies                          (1.2)      -      (2.6)    (0.8)
  Working capital changes and other
   (a)                                19.6     7.8     (11.6)   (14.1)
----------------------------------------------------------------------
 Net cash provided by operating
  activities                          32.3    24.6      28.8     45.5
----------------------------------------------------------------------

Cash flows from investing activities
 Capital expenditures                (15.8)   (8.5)    (32.4)   (20.3)
 Proceeds from the sale of assets        -       -       1.4      6.5
 Dividends from affiliated companies   1.0       -       2.1      1.5
 Investment in affiliated companies      -       -      (7.5)       -
----------------------------------------------------------------------
 Net cash used for investing
  activities                         (14.8)   (8.5)    (36.4)   (12.3)
----------------------------------------------------------------------

Cash flows from financing activities
 Proceeds from 6.75% senior
  subordinated notes                     -       -     225.0        -
 Proceeds from (repayments of)
  senior secured credit facilities,
   net                               (25.0)  (11.9)    195.0     (4.1)
 Repayments of 9.75% senior
  subordinated notes                     -       -    (285.3)   (22.9)
 Redemption of 7.0% convertible
  subordinated debentures                -       -     (19.2)       -
 Redemption of 9.875% senior secured
  notes                                  -       -    (125.0)       -
 Proceeds from (repayments of)
  capital lease obligations and
  other debt, net                     (2.1)    0.9       2.0     (0.3)
 Issuance costs related to debt
  offerings                            0.1       -     (12.1)       -
 Debt retirement costs                   -       -     (30.0)       -
 Activity under stock plans            4.3     1.7      10.1      3.6
----------------------------------------------------------------------
 Net cash used for financing
  activities                         (22.7)   (9.3)    (39.5)   (23.7)
----------------------------------------------------------------------
Effect of exchange rate changes on
 cash and cash equivalents            (1.0)   (0.4)      2.2      0.3
----------------------------------------------------------------------
Net increase (decrease) in cash and
 cash equivalents                     (6.2)    6.4     (44.9)     9.8
Cash and cash equivalents at
 beginning of period                  18.5    45.1      57.2     41.7
----------------------------------------------------------------------
Cash and cash equivalents at end of
 period                             $ 12.3  $ 51.5   $  12.3  $  51.5
----------------------------------------------------------------------

Supplemental Data:
  Cash interest paid                $ 10.7  $ 15.3   $  37.1  $  39.7
  Cash taxes paid                   $  2.7  $  2.4   $   9.6  $   7.8
----------------------------------------------------------------------

(a) The quarter ended September 30, 2005 includes the benefit of a $15.8 million increase in accrued liabilities resulting from the litigation settlements in the quarter.


Net Sales to Third-Party Customers by Market Segment
Quarters Ended September 30, 2005 and 2004
                                              (Unaudited)     Table A
----------------------------------------------------------------------
(In millions)              As Reported        Constant Currency (a)
                                                  FX            B/(W)
Market Segment            2005   2004 B/(W)%  Effect (b)   2005   %
----------------------------------------------------------------------
   Commercial Aerospace $124.8 $116.5    7.1    $   (0.3)$125.1   7.4
   Industrial             88.7   88.3    0.1         0.1   88.6     -
   Space & Defense        50.7   41.7   21.6        (0.1)  50.8  21.8
   Electronics            12.4   16.6  (25.3)          -   12.4 (25.3)
----------------------------------------------------------------------
Consolidated Total      $276.6 $263.1    5.1    $   (0.3)$276.9   5.2
----------------------------------------------------------------------
Consolidated % of Net
Sales                     %      %                         %
----------------------------------------------------------------------
   Commercial Aerospace   45.1   44.3                      45.2
   Industrial             32.1   33.6                      32.0
   Space & Defense        18.3   15.8                      18.3
   Electronics             4.5    6.3                       4.5
----------------------------------------------------------------------
Consolidated Total       100.0  100.0                     100.0
----------------------------------------------------------------------



Nine Months Ended September 30, 2005 and 2004
                                          (Unaudited)          Table B
----------------------------------------------------------------------
(In millions)                As Reported       Constant Currency (a)
----------------------------------------------------------------------
                                                  FX            B/(W)
Market Segment            2005    2004 B/(W)% Effect (b)  2005    %
----------------------------------------------------------------------
   Commercial Aerospace $399.9  $341.6   17.1  $    2.1 $397.8   16.5
   Industrial            280.3   265.8    5.5       4.1  276.2    3.9
   Space & Defense       153.7   142.8    7.6       1.4  152.3    6.7
   Electronics            44.6    47.9   (6.9)      0.4   44.2   (7.7)
----------------------------------------------------------------------
Consolidated Total      $878.5  $798.1   10.1  $    8.0 $870.5    9.1
----------------------------------------------------------------------
Consolidated % of Net
 Sales                    %       %                       %
----------------------------------------------------------------------
   Commercial Aerospace   45.5    42.8                    45.7
   Industrial             31.9    33.3                    31.7
   Space & Defense        17.5    17.9                    17.5
   Electronics             5.1     6.0                     5.1
----------------------------------------------------------------------
Consolidated Total       100.0   100.0                   100.0
----------------------------------------------------------------------



Latest Twelve Months ("LTM") Ended September 30, 2005 and 2004
                                              (Unaudited)      Table C
----------------------------------------------------------------------
(In millions)                 As Reported       Constant Currency (a)
----------------------------------------------------------------------
                                                   FX
                           LTM      LTM          Effect   LTM    B/(W)
Market Segment            2005     2004   B/(W)%   (b)    2005     %
----------------------------------------------------------------------
   Commercial Aerospace $  520.8 $  432.6  20.4 $   2.1 $  518.7 19.9
   Industrial              371.6    338.6   9.7     4.1    367.5  8.5
   Space & Defense         204.0    188.0   8.5     1.4    202.6  7.8
   Electronics              58.5     60.3  (3.0)    0.4     58.1 (3.6)
----------------------------------------------------------------------
Consolidated Total      $1,154.9 $1,019.5  13.3 $   8.0 $1,146.9 12.5
----------------------------------------------------------------------
Consolidated % of Net
 Sales                      %        %                      %
----------------------------------------------------------------------
   Commercial Aerospace     45.1     42.4                   45.2
   Industrial               32.2     33.2                   32.0
   Space & Defense          17.7     18.4                   17.7
   Electronics               5.0      6.0                    5.1
----------------------------------------------------------------------
Consolidated Total         100.0    100.0                  100.0
----------------------------------------------------------------------

(a) To assist in the interpretation of the Company's net sales trend, the value of total net sales and sales by market for the quarter, nine months and the latest twelve months ended September 30, 2005 have been estimated using the same U.S. dollar, British pound and Euro exchange rates as applied for the respective periods in 2004 and are referred to as "constant currency" sales.
(b) FX effect is the estimated impact on "as reported" net sales due to changes in foreign currency exchange rates.


Hexcel Corporation and Subsidiaries                            Table D
Segment Data
----------------------------------------------------------------------
                                     Unaudited
              --------------------------------------------------------
(In millions) Reinforcements Composites Structures Corporate   Total
                                                    & Other
                                                       (a)
----------------------------------------------------------------------
Third Quarter
 2005
----------------------------------------------------------------------
  Net sales to
   external
   customers         $  69.4      186.8       20.4         -    276.6
  Intersegment
   sales                29.2        6.3          -         -     35.5
----------------------------------------------------------------------
    Total sales         98.6      193.1       20.4              312.1

  Operating income
   (loss)                9.2       23.6        1.6     (25.7)(b)  8.7
  Depreciation           3.4        7.4        0.5       0.1     11.4
  Business
   consolidation and
   restructuring
   expenses                -        1.0          -         -      1.0
  Capital
   expenditures          1.3       13.2        0.1       1.2     15.8
----------------------------------------------------------------------
Third Quarter 2004
----------------------------------------------------------------------
  Net sales to
   external
   customers         $  84.4    $ 161.2     $ 17.5    $    -   $263.1
  Intersegment sales    25.2        4.9          -         -     30.1
----------------------------------------------------------------------
    Total sales        109.6      166.1       17.5         -    293.2

  Operating income
   (loss)                9.9(c)    19.1        1.0     (11.4)(d)  18.6
  Depreciation           3.9        8.0        0.5         -     12.4
Business
 consolidation and
 restructuring
 expenses                0.1        0.5          -         -      0.6
Capital expenditures     1.8        6.6          -       0.1      8.5
----------------------------------------------------------------------

First Nine Months 2005
----------------------------------------------------------------------
  Net sales to
   external
   customers         $ 223.5    $ 596.0     $ 59.0    $    -   $878.5
  Intersegment sales    98.7       18.8          -         -    117.5
----------------------------------------------------------------------
    Total sales        322.2      614.8       59.0         -    996.0

  Operating income
   (loss)               32.9 (e)   83.1 (f)    4.9     (42.4)(g) 78.5
  Depreciation          10.6       23.4        1.4       0.1     35.5
 Business
  consolidation and
  restructuring
  expenses                 -        1.8          -         -      1.8
 Capital expenditures    3.6       27.3        0.1       1.4     32.4
----------------------------------------------------------------------

First Nine Months 2004
----------------------------------------------------------------------
  Net sales to
   external
   customers         $ 243.4    $ 502.0     $ 52.7    $    -   $798.1
  Intersegment sales    78.5       13.9          -         -     92.4
----------------------------------------------------------------------
    Total sales        321.9      515.9       52.7         -    890.5

  Operating income
   (loss)               30.5(c)    68.9(f)     2.3     (33.5)(d) 68.2
  Depreciation          12.3       25.1        1.5         -     38.9
  Business
   consolidation and
   restructuring
   expenses              0.6        1.5          -      (0.1)     2.0
  Capital expenditures   5.4       13.8        0.1       1.0     20.3
----------------------------------------------------------------------

(a) The Company does not allocate corporate expenses to its business segments.
(b) Includes a litigation settlement expense of $15.8 million, $1.9 million in related legal fees and expenses and $1.0 million in transaction costs related to the secondary offering of common shares.
(c) Includes a $2.3 million provision against accounts receivable from Second Chance Body Armor, Inc., a ballistics customer that filed for protection under Chapter 11 of the U.S. Bankruptcy Code.
(d) Includes a $1.5 million and $7.0 million accrual related to litigation settlements for both the quarter and nine months ended September 30, 2004, respectively.
(e) Includes a $0.6 million additional provision against accounts receivable from Second Chance Body Armor, Inc.
(f) Includes gains on sale of assets of $1.4 million and $4.0 million for the nine months ended September 30 2005 and 2004, respectively.
(g) Includes accruals for litigation settlements of $16.5 million, $2.4 million in legal fees and expenses related to the third quarter settlements, and $1.0 million in transaction costs related to the secondary offering of common shares.


Hexcel Corporation and Subsidiaries                            Table E
Schedule of Net Income (Loss) Per Common Share
----------------------------------------------------------------------
                                                Unaudited
                                    ----------------------------------
                                     Quarter Ended  Nine Months Ended
                                     September 30,    September 30,
(In millions, except per share data)  2005   2004     2005      2004
----------------------------------------------------------------------

Basic net income (loss) per common
 share:
Net income                          $  1.1  $ 4.3   $   4.9   $  21.2
Deemed preferred dividends and
 accretion                           (11.8)  (3.2)    (16.4)     (9.4)
----------------------------------------------------------------------
 Net income (loss) available to
  common shareholders               $(10.7) $ 1.1   $ (11.5)  $  11.8
----------------------------------------------------------------------
  Weighted average common shares
   outstanding                        62.4   39.4      56.9      39.2

Basic net income (loss) per common
 share                              $(0.17) $0.03   $ (0.20)  $  0.30
----------------------------------------------------------------------

Diluted net income (loss) per common
 share:
Net income                          $  1.1 $  4.3   $   4.9   $  21.2
Deemed preferred dividends and
 accretion                           (11.8)  (3.2)    (16.4)     (9.4)
----------------------------------------------------------------------
Net income (loss) available to
 common shareholders                $(10.7)$  1.1   $ (11.5)  $  11.8
Plus: Deemed preferred dividends and
 accretion                            11.8      -      16.4       9.4
----------------------------------------------------------------------
  Net income available to common
   shareholders plus assumed
   conversions                      $  1.1 $  1.1   $   4.9   $  21.2
----------------------------------------------------------------------

Weighted average common shares
 outstanding - Basic                  62.4   39.4      56.9      39.2

Plus incremental shares from assumed
 conversions:
  Restricted stock units                 -    0.4         -       0.4
  Stock options                          -    2.8         -       2.1
  Convertible preferred stock            -      -         -      49.8
----------------------------------------------------------------------
  Weighted average common shares
   outstanding-Dilutive (a)           62.4   42.6      56.9      91.5
----------------------------------------------------------------------
Diluted net income (loss) per common
 share                              $(0.17)$ 0.03   $ (0.20)  $  0.23
----------------------------------------------------------------------

(a) As a result of certain special items charged during the third quarter of 2005, the impact of the conversion of the mandatorily redeemable convertible preferred stock, restricted stock units and stock options into shares of common stock in the computation of diluted earnings per share were anti-dilutive for the quarter ended September 30, 2005 and, as such, the basic weighted average common share count of 62.4 million was used in the diluted earnings per share computation. Had we not incurred the aforementioned charges, the Company would have calculated diluted earnings per share for the quarter ended September 30, 2005 based on a diluted weighted average share count of 95.6 million.

    As a result of the special items charged incurred during the third quarter of 2005 as well as the refinancing expense incurred during the first quarter of 2005, the impact of the conversion of the mandatorily redeemable convertible preferred stock, restricted stock units and stock options into shares of common stock in the computation of diluted earnings per share were anti-dilutive for the nine month period ended September 30, 2005. As such, the basic weighted average common share count of 56.9 million was used in the diluted earnings per share computation. Had we not incurred these charges during the first quarter and third quarter of 2005, the Company would have calculated diluted earnings per share based on a diluted weighted average share count of 94.8 million. Shares issued and outstanding as of September 30, 2005 were 68.5 million.



Hexcel Corporation and Subsidiaries                            Table F
Schedule of Interest Expense
----------------------------------------------------------------------
                                                 Unaudited
                                      --------------------------------
                                      Quarter Ended  Nine Months Ended
                                      September 30,    September 30,
(In millions)                          2005   2004     2005     2004
----------------------------------------------------------------------
Interest on debt instruments           $6.8  $10.8    $ 24.2  $  32.7
Banking, commitment and other fees      0.2    0.4       0.9      1.1
Amortization of financing costs and
 discounts (non-cash)                   0.4    0.8       1.6      2.5
----------------------------------------------------------------------
Interest Expense                       $7.4  $12.0    $ 26.7  $  36.3
----------------------------------------------------------------------



Hexcel Corporation and Subsidiaries
Reconciliation of GAAP and Non-GAAP Measures
                                                               Table G
----------------------------------------------------------------------
                                                          Unaudited
                                                       ---------------
                                                        Quarter Ended
                                                        September 30,
(In millions)                                             2005   2004
----------------------------------------------------------------------
GAAP operating income                                   $  8.7 $ 18.6
- Litigation settlement expense                           15.8    1.5
- Legal fees and expenses related to litigation
   settlements                                             1.9      -
- Secondary offering transaction costs                     1.0      -
- Provision against Second Chance accounts receivable        -    2.3
----------------------------------------------------------------------
Non-GAAP operating income                                 27.4   22.4
Interest expense                                           7.4   12.0
Provision for income taxes                                 1.4    2.3
Equity in earnings of affiliated companies                 1.2      -
----------------------------------------------------------------------
Non-GAAP net income                                     $ 19.8 $  8.1
----------------------------------------------------------------------


                                                               Table H
----------------------------------------------------------------------
                                                 Unaudited
                                    ----------------------------------
                                   September 30, June 30, December 31,
(In millions)                         2005         2005      2004
----------------------------------------------------------------------
Notes payable and current maturities
 of capital lease obligations         $      3.9  $   5.4    $    1.0
Long-term notes payable and capital
 lease obligations                         422.4    447.9       430.4
----------------------------------------------------------------------
Total Debt                                 426.3    453.3       431.4
Cash and cash equivalents                   12.3     18.5        57.2
----------------------------------------------------------------------
Total debt, net of cash               $    414.0  $ 434.8    $  374.2
----------------------------------------------------------------------

Management believes that operating income and net income before special items, which are non-GAAP measurements, are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. Special items represent significant charges or credits that are important to an understanding of the Company's overall operating results in the periods presented. In addition, management believes that total debt, net of cash, which is also a non-GAAP measure, is an important measure of the Company's liquidity. Such non-GAAP measurements are not recognized in accordance with generally accepted accounting principles and should not be viewed as an alternative to GAAP measures of performance.

    CONTACT: Hexcel Corporation
             Investors:
             Stephen C. Forsyth, 203-969-0666 ext. 425 stephen.forsyth@hexcel.com or
             Media:
             Michael Bacal, 203-969-0666 ext. 426
             michael.bacal@hexcel.com